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                                                                   EXHIBIT 23(b)


                           DEGOLYER AND MACNAUGHTON
                              ONE ENERGY SQUARE
                             DALLAS, TEXAS 75206



                                June 21, 1994

Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about June 22, 1994 (the Registration Statement), of the references to our firm and to our opinions delivered to Enron Oil & Gas Company (the Company) relating to our comparison of estimates prepared by us to those furnished to us by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company as expressed in our letter reports dated January 23, 1992, January 20, 1993, and January 27, 1994, for estimates as of January 1, 1992, January 1, 1993, and January 1, 1994, respectively, which are included in the section "Oil and Gas Exploration and Production Properties and Reserves -- Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1993, and in Note 20 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10- K for the year ended December 31, 1993; provided, however, we have not undertaken any review nor are we aware of whether there might be subsequent events that would affect the accuracy of our report as of the date of this consent. We also consent to the incorporation by reference in the Registration Statement of our letter report, dated January 27, 1994, addressed to the Company, which is included as Exhibit 24.03 to Enron
Corp.'s Annual Report on Form 10-K for the year ended December 31, 1993.   We
also consent to the reference to us in the section "Experts" in the Prospectus that is a part of the Registration Statement.

                                                   Very truly yours,


                                                   /s/ DEGOLYER and MACNAUGHTON
                                                   DeGOLYER and MacNAUGHTON